UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ______ )

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SHIFTPIXY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ShiftPixy, Inc.

1 Venture, Suite 150

Irvine, CA 92618

Notice of Annual Meeting of Stockholders

To be held April 13, 2018

To the holders of common stock of ShiftPixy, Inc.:

Notice is hereby given that the annual meeting of stockholders of ShiftPixy, Inc., a Wyoming corporation, will be held at the Company’s principal executive office, 1 Venture, Suite 150, Irvine, CA 92618, on Friday, April 13, 2018, at 9:00 a.m., local time, for the following purposes:

(1)	To elect five directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers;

(3)	To ratify the selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2018;

(4)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record as of the close of business on February 20, 2018, will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

February 26, 2018

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to vote as promptly as possible by the Internet. If you request a printed copy of the proxy materials, you may complete and mail the proxy you will receive in response to your request, or you may vote by the Internet. If you attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

ShiftPixy, Inc.

1 Venture, Suite 150

Irvine, CA 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

APRIL 13, 2018

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us," "our" and "the Company" refer to ShiftPixy, Inc. and its subsidiaries.

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, which is first being mailed to stockholders on or about February 26, 2018, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s principal executive office, 1 Venture, Suite 150, Irvine, CA 92618, on Friday, April 13, 2018, at 9:00 a.m., local time, and at any or all adjournments or postponements thereof. To receive directions to the annual meeting, please call (949) 207-7184. The address of our principal executive offices is 1 Venture, Suite 150, Irvine, CA 92618, and our telephone number is (949) 207-7184.

Stockholders of record can vote on the Internet, by mail or by attending the annual meeting and voting by ballot as described below. On or about February 26, 2018, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders advising them that they can access this proxy statement, the 2017 Annual Report and voting instructions over the Internet at http://xbrlfinancialwidget.com/?CIKNum=0001675634. You may then access these materials and vote your shares over the Internet. Please keep the notice for your reference through the meeting date.

Alternatively, you may request that a printed copy of the proxy materials be mailed to you for this meeting. If you want to receive a paper copy of the proxy materials, you may request one by calling the Company’s transfer agent, VStock Transfer, LLC, toll-free at 1-855-987-8625, or by sending an email to vote@vstocktransfer.com with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, company name, and request. There is no charge to you for requesting a copy. Please make your request for a copy on or before March 30, 2018, to facilitate timely delivery. If you request a paper copy of the proxy materials, you may vote by mail by completing and returning the proxy card you will receive in response to your request, or you may vote by the Internet.

We encourage you to vote your shares through our Internet voting option. You can vote on the Internet by following the instructions in the notice that was mailed to you. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. EST on April 12, 2018. If you vote on the Internet, you do not need to return your proxy card.

Please note: If you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to the Notice of Internet Availability of Proxy Materials that was mailed to you by your bank, broker or other holder of record to see which voting options are available to you and for instructions on how to vote your shares and how to request a printed copy of the proxy materials.

If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed envelope that will be provided to you in response to your request, even if you plan to attend the annual meeting. Postage need not be affixed to the envelope if mailed within the United States. The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested. If you attend the annual meeting and vote in person, your proxy card will not be used.

If you plan to attend the annual meeting, we would appreciate it if you would notify our Secretary by telephone at 949-207-7184 or by e-mail at mark.absher@shiftpixy.com. This will assist us with meeting preparations. We note that our offices are small, and seating is very limited. You also can obtain directions to the meeting by calling this number. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the meeting.

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Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date. In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person. Proxies in the form provided, if duly signed or authenticated electronically and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon. Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement; “FOR” the resolution approving the Company’s compensation of its named executive officers; “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm; and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Only stockholders of record at the close of business on February 20, 2018, will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each share of our common stock issued and outstanding on such record date is entitled to one vote. As of February 20, 2018, we had 28,800,676 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum. Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. In accordance with the bylaws of the Company, each director shall be elected by a plurality of the votes cast with respect to that director at the annual meeting. We note that the number of nominees is equal to the number of directors to be elected for purposes of this election. The proposals regarding the advisory vote to approve the Company’s executive compensation and the ratification of Marcum LLP as our independent registered public accounting firm require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, the proposals.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting. For the election of directors, abstentions and broker “non-votes” will not be deemed to be “votes cast.” For each other proposal, abstentions will be treated as “votes cast,” but broker “non-votes” will not be deemed to be “votes cast.” As a result, broker “non-votes” will not be included in the tabulation of the voting results on the election of directors and the other proposals presented in this proxy statement, and therefore will not have any effect on such votes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such vote but will have the same effect as a vote against the proposals regarding the advisory vote on executive compensation and the ratification of Marcum LLP as our independent registered public accounting firm.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to in this proxy statement as the Dodd-Frank Act, directed national securities exchanges to prohibit broker discretionary voting of uninstructed shares held in “street name” (through a broker or nominee) for the election of directors, executive compensation and certain other matters. Under current stock exchange rules, broker discretionary voting is not permitted for the election of directors and executive compensation matters. Therefore, if you hold shares through a broker or other nominee and you do not give your broker or nominee specific instructions, including regarding the election of directors and the advisory votes on our executive compensation and the frequency of future advisory votes on our executive compensation, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Individual stockholders of record will receive copies of the proxy solicitation materials even if they share the same mailing address. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid for such services. We have not engaged, and do not plan to engage, the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if any, will not be material.

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the annual meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 23, 2018, with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Shares	Options	Number of Shares Beneficially owned(1)		Percent of Shares Outstanding
Scott W. Absher	12,500,000	50,000	12,550,000	(2)	43.6%
J. Stephen Holmes	12,500,000	50,000	12,550,000	(3)	43.6%
Mark A. Absher	100,000	50,000	150,000	(4)	*	%
Kenneth W. Weaver	50,000		50,000	(5)	*	%
Whitney J. White	26,316		26,316	(6)	*	%
Sean C. Higgins	26,316		26,316	(7)	*	%
Patrice Launay		50,000	50,000	(8)	*	%

All directors and executive officers as a group (six persons)	12,702,632	150,000	12,852,632	(9)	44.6%

Total shares outstanding			28,800,676

________________

*	Less than 1% of outstanding shares.

(1)

"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of February 26, 2018. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 28,800,676 shares of the Company’s common stock outstanding on February 26, 2018, adjusted as required by rules promulgated by the SEC.

(2)

Includes 50,000 shares which Mr. Absher has the right to acquire within 60 days of February 26, 2018, upon exercise of outstanding stock options, issued pursuant to the Company’s 2017 Stock Option and Stock Issuance Plan.

(3)

Includes 50,000 shares which Mr. Holmes has the right to acquire within 60 days of February 26, 2018, upon exercise of outstanding stock options, issued pursuant to the Company’s 2017 Stock Option and Stock Issuance Plan. Mr. Holmes is a contractor and not an employee, officer or director of the Company.

(4)

Includes 50,000 shares which Mr. Absher has the right to acquire within 60 days of February 26, 2018, upon exercise of outstanding stock options, issued pursuant to the Company’s 2017 Stock Option and Stock Issuance Plan.

(5)	Excludes approximately $75,000 worth of shares that will be, but have not yet been, awarded to Mr. Weaver in calendar year 2018, pursuant to the terms of his Director Agreement.
(6)

Includes all shares awarded pursuant to the terms of his Director Agreement, dated September 28, 2017, with ½ of such shares vesting on the date marking six months of service and the remaining ½ of the shares vesting on the first anniversary of service under this Agreement.

(7)

Includes all shares awarded pursuant to the terms of his Director Agreement, dated September 28, 2017, with ½ of such shares vesting on the date marking six months of service and the remaining ½ of the shares vesting on the first anniversary of service under this Agreement.

(8)

Includes 50,000 shares which Mr. Launay has the right to acquire within 60 days of February 26, 2018, upon exercise of outstanding stock options, issued pursuant to the Company’s 2017 Stock Option and Stock Issuance Plan.

(9)

Includes 150,000 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days of February 26, 2018, upon exercise of outstanding options, and 52,632 shares not yet vested.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our bylaws, and resolutions adopted by our board of directors, our board of directors has set the number of directors for the ensuing year at five, all of whom are proposed to be elected at the annual meeting of stockholders. Because the board of directors has named only five nominees in this proxy statement, proxies cannot be voted for greater than five director candidates at the 2018 annual meeting.

In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors. Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.

In accordance with the bylaws of the Company, each director shall be elected by a plurality of the votes cast with respect to that director at the annual meeting. We note that the number of nominees is equal to the number of directors to be elected for purposes of this election.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified. The following persons have been nominated for election to our board of directors:

Scott W. Absher, age 57, joined ShiftPixy as CEO/CFO/Director/Founder upon formation in June 2015. Since February 2010, he has also been President of Struxurety, a business insurance advisory company. As a founder and member of the board, Mr. Absher contributes significant industry-specific experience, providing guidance and direction with regard to all aspects of our business, service offering, markets, corporate strategy, responding to emerging industry trends, and business operations. He has held several high-level business development, sales and marketing and management positions with various companies, building and launching a number of successful product lines and businesses focused on B2B products and services. Mr. Absher has been a significant player is the staffing and employment services sector since 1994. He built and trained many national sales organizations and independent agent forces to deliver predictable growth in the business service industry. Mr. Absher has also advised venture and investment banking firms in technology and business service-related ventures in matters of capital formation, liquidity, and growth strategy. In addition, he has been actively involved in many early stage fundraising, business strategy and development efforts of startup ventures throughout his career. He is a graduate of The Moody Bible Institute of Chicago.

Kenneth W. Weaver, age 64, became ShiftPixy’s first independent director on December 5, 2016. Mr. Weaver’s substantial financial background qualifies him as an audit committee financial expert under applicable rules. As ShiftPixy’s first independent director, until additional independent directors are appointed, Mr. Weaver will accordingly serve as the chairman and only director of the Audit Committee, Compensation Committee and Nominations Committee. Since April 2012 to date, Mr. Weaver has been the sole proprietor of Ken Weaver Consulting, providing operations consulting for TVV Capital, a Nashville private equity firm. Before his service with TVV, Mr. Weaver spent over 30 years with Bridgestone Corporation, having served in various responsible leadership roles, including as President, Bridgestone North American Tire Commercial Sales, Chief Financial Officer, Bridgestone Americas and Chairman, CEO and President, Firestone Diversified Products. Mr. Weaver earned both his bachelor’s degree in business and his Master of Business Administration degree from Pennsylvania State University.

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Whitney J. White, age 42, became one of our independent directors on September 28, 2017. From April 2017 to date, Mr. White has been Chief Operating Officer & Chief Technology Officer of Prime Trust, LLC, a Nevada chartered trust company. Before his service with Prime Trust, Mr. White spent 17 years with W.R. Hambrecht + Co., LLC., an investment banking, advisory and brokerage firm that was the Underwriter of the Company’s recently completed Regulation A offering, having served in various executive roles, including Chief Technology Officer and more recently as Managing Director, Equity Capital Markets. Mr. White earned a bachelor’s degree in computer science & psychology from Hamilton College, a Master of Business Administration degree in finance and accounting from Columbia University’s Graduate School of Business, and a Master of Business Administration degree in technology and entrepreneurship from the University of California Berkeley’s Hass School of Business. Mr. White holds a Series 79 license as an Investment Banking Representative, a Series 24 license as a General Securities Principal, and a Series 7 license as a General Securities Representative. As a member of the board, Mr. White contributes the benefits of decades of leadership and management experience building and advising early stage, technology-driven companies. Based on his investment banking experience, Mr. White brings to the board the benefits of corporate finance and governance expertise. As an experienced senior technologist, Mr. White brings to ShiftPixy years of experience applying technology to enhance traditional business processes. Mr. White will serve as chairman of the Compensation Committee and the Nominations Committee, and he will also serve on the Audit Committee.

Sean C. Higgins, age 55, became one of our independent directors on September 28, 2017. Since December 2002, Mr. Higgins has served as co-founder and Vice President of Professional Services of Herjavec Group, an information security solutions firm headquartered in Toronto, Ontario. Mr. Higgins earned a bachelor’s degree in computer science from Purdue University and a Master of Science degree in electrical engineering and applied physics from Case Western Reserve University. As a member of the board, Mr. Higgins contributes his significant industry, technical, and entrepreneurial experience. Mr. Higgins will serve on the Audit Committee, the Compensation Committee and the Nominations Committee.

Mark A. Absher, age 56, became one of our directors on September 28, 2017. Mr. Absher has served as the Company’s Registered In-House Counsel since June 2016. Before his service with ShiftPixy, Mr. Absher served for 11 years as Associate General Counsel of LifeWay, a Nashville based publisher and retail organization. Mr. Absher earned a bachelor’s degree in English education from Bob Jones University and a Juris Doctor degree from The John Marshall Law School in Chicago. Mr. Absher holds licenses to practice law in Illinois and Tennessee and is registered in California to provide legal services as in-house counsel to ShiftPixy, Inc. As a member of the board, Mr. Absher contributes significant industry-specific experience and expertise with regard to the Company’s service offering, having served as legal counsel or advisor to three companies in the employment services industry. In addition, Mr. Absher contributes his knowledge of the Company’s business, service offerings and markets, and securities filings as well his substantial experience assisting with the development of corporate strategy and business operations. Mr. Absher is the brother of ShiftPixy’s CEO, Scott W. Absher.

Legal Matters

None of our directors (a) is named in any material proceedings to which any director is a party adverse our Company or any of its subsidiaries or (b) has a material interest adverse to our Company or any of its subsidiaries. In addition, except for their individual director agreements, there have been no transactions since the beginning of our Company’s last fiscal year, or any currently proposed transaction, in which our Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director had or will have a direct or indirect material interest.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of the Company’s common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote for election of directors.

The board of directors recommends a vote "FOR" each of the five nominees to our board of directors.

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PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Accordingly, the board of directors is seeking the advisory vote of stockholders on the compensation of the Company’s Chief Executive Officer and Chief Financial Officer (collectively, our “named executive officers”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

As discussed in our “Compensation Discussion and Analysis” below, we have designed our executive compensation program to attract and retain the highest quality executive officers and build value for our stockholders. The program provides total compensation opportunities at levels that are competitive in our industry and endeavors to align the interests of our executives with the interests of our stockholders. Accordingly, the board of directors encourages you to review carefully the Compensation Discussion and Analysis and other disclosures on compensation under Executive Compensation, and asks you to cast a vote to approve the compensation of our named executive officers through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2018 annual meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory and therefore not binding on the Company, the compensation committee or the board of directors. The board and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of the Company’s common stock is present and voting, either in person or by proxy, is required for the ratification of the Company’s approval of the compensation of the Company’s named executive directors.

The board of directors recommends a vote "FOR" the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

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PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Marcum LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending August 31, 2018. Marcum was retained by us on December 15, 2017, as announced in our Current Report on Form 8-K, filed on December 21, 2017. Prior to Marcum LLP, Squar Milner LLP acted as our independent registered public account firm. Squar Milner LLP audited the financial statements for us for the fiscal years ending August 31, 2017 and 2016.

Neither a representative of Marcum LLP nor of Squar Milner LLP is expected to be present at the annual meeting, so such persons will not be available to make a statement, if so desired, or to respond to questions.

On December 15, 2017, the Audit Committee of the Board of Directors of the Company voted that the Company take action to dismiss Squar Milner LLP as the Company’s independent registered public accounting firm and to engage Marcum LLP as the Company’s independent registered public accounting firm; the vote of the Audit Committee was ratified by the full Board of Directors on December 18, 2017. On December 18, 2017, Marcum LLP was engaged as ShiftPixy’s independent registered public accounting firm for the fiscal year ending August 31, 2018.

Squar Milner LLP’s reports on the financial statements for the Company’s fiscal years ended August 31, 2017, and August 31, 2016, did not contain any adverse opinion or a disclaimer of opinion. The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. There were also no reportable events except that Squar Milner LLP advised the Company of certain deficiencies in the Company’s internal control over financial reporting identified during their audits of the Company’s consolidated financial statements for the years ended August 31, 2017 and 2016, that individually or in aggregate constituted material weaknesses as described in Item 9A to the Company’s annual report on Form 10-K for the years ended August 31, 2017 and 2016.

During the Company’s two most recent fiscal years and the subsequent interim period prior to the engagement of Marcum LLP, the Company did not consult with Marcum LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as such terms are used in paragraphs (a)(1)(iv) and (v), respectively, of Item 304 of Regulation S-K.

The Company provided Squar Milner LLP with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the expression of the Company’s views, or the respects in which it does not agree with the statements made by the Company herein. We are including as an Exhibit to this proxy statement a copy of the letter from Squar Milner LLP as required by Item 304(a)(3) of Regulation S-K.

The change in accounting firms did not result from any dissatisfaction of the Board of Directors or the Company with the quality or delivery of professional services rendered by Squar Milner LLP.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by Squar Milner LLP for fiscal years ended August 31, 2017 and 2016.

	2017	2016

Audit Fees	$118,800	$90,400
Audit-Related Fees	27,320	-
Tax Fees	-	-
All Other Fees	-	-
Total	$146,120	$90,400

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Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” The services for the fees under this category primarily consultation concerning financial accounting and reporting standards that are not part of the performance of the audit or review of our financial statements.

Tax Fees. This category consists of professional services rendered primarily in connection with our tax compliance activities, including consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

All Other Fees. This category includes fees for services provided that are not included in the other fee categories reported above.

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor. Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor.

Ratification of the Independent Registered Public Accounting Firm

Although stockholder ratification is not required by our bylaws or otherwise, the appointment of Marcum LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending August 31, 2018, is being submitted to our stockholders for ratification because we believe it is a matter of good corporate governance. In the event our stockholders do not ratify the appointment of Marcum LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2018, the adverse vote will be considered as a recommendation to the audit committee to select other auditors for the following fiscal year. However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Marcum LLP for the fiscal year ending August 31, 2018, will be permitted to stand unless the audit committee finds other good reason for making a change. The audit committee may terminate Marcum LLP’s engagement as our company’s independent registered public accounting firm without the approval of our stockholders if it deems termination appropriate and in our best interest and the best interests of our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of the Company’s common stock is present and voting, either in person or by proxy, is required for the ratification of the Company’s independent registered public accounting firm.

The board of directors recommends a vote "FOR" the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018.

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PROPOSAL NO. 4

SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

We do not know of any other matters to be voted on at the meeting. If, however, other matters are properly presented for a vote at the meeting, the persons named as proxies will vote your properly submitted proxy according to their judgment on those matters.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our Company was a public company for only approximately two months, and our board of directors held three meetings. Each incumbent director attended 100% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances.

Board Independence

Our board of directors currently consists of five members. Our board of directors has determined that Kenneth W. Weaver, Whitney J. White and Sean C. Higgins are “independent” as defined by the listing standards of NASDAQ. Our independent directors meet separately at least twice each year.

Board Leadership Structure

Currently, Mr. Scott W. Absher serves as Chief Executive Officer and as the Chairman of the board. The board of directors does not have a policy that prohibits the Chief Executive Officer from serving as the chairman of the board because it desires the flexibility to determine in the future that one person should hold both positions if such leadership structure would be in our best interests and the best interests of our stockholders. We believe this arrangement is appropriate at the present time due our early stage of development and Mr. Absher’s unique knowledge of our history and goals, which will complement both the officer and director positions.

The Board’s Role in Risk Oversight

The audit committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full board (or the appropriate board committee, if the board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management practices. When a board committee receives an update, the chairperson of the relevant board committee reports on the discussion to the full board during the next board meeting. This enables the board and the board committees to coordinate the risk oversight role.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors. Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 1 Venture, Suite 150, Irvine, CA 92618. Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors. Proposals regarding matters to be addressed in the Company’s proxy statement must comply with the applicable requirements of Rule 14A-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws.

Committees of the Board of Directors

Our board of directors presently has three standing committees: audit committee, compensation committee, and nominating committee. Each of these committees is described below.

9

Audit Committee

Our audit committee assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants. The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties. The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.shiftpixy.com.

Our audit committee presently consists of Kenneth W. Weaver, Chairman, and Whitney J. White and Sean C. Higgins, each of whom is “independent,” as such term is defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. In addition, the board has determined that each audit committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of our board of directors or a committee of our board of directors, has not participated in preparing our financial statements in any of the past three years. Our board of directors has determined that Kenneth W. Weaver is an “audit committee financial expert,” as defined by the rules of the SEC. Our audit committee held five meetings during the last fiscal year.

Compensation Committee

Our compensation committee presently consists of Kenneth W. Weaver, Whitney J. White, Chairman, and Sean C. Higgins, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Code, and also “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans. Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.shiftpixy.com. Our compensation committee held five meetings during the last fiscal year.

Nominating Committee

Our nominating committee presently consists of our current independent board members, Kenneth W. Weaver, Whitney J. White, Chairman, and Sean C. Higgins. Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.shiftpixy.com. Nominees for election to our board of directors are considered and recommended by our nominating committee. Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders. Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers and considering nominations from our stockholders. Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors. While there are no minimum qualifications for nomination, our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us. In addition, the board of directors believes that it, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. In seeking a diversity of background, the nominating committee seeks a variety of occupational and personal backgrounds in order to obtain a range of viewpoints and perspectives. Accordingly, the nominating committee considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs. In evaluating nominees, and considering incumbent directors for nomination, the nominating committee has considered all of the criteria described above and believes that all of the five director nominees listed above are highly qualified and have the skills and experience required for service on our board of directors. The biographies above contain specific information regarding the experiences, qualifications and skills of each of our director nominees. Our nominating committee held five meetings during the last fiscal year.

10

Stockholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election. Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis. However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 1 Venture, Suite 150, Irvine, CA 92618.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended August 31, 2017, inasmuch as applicable Nasdaq rules required us to have only one independent director at that time, only Kenneth W. Weaver served on the compensation committee. None of the members of our compensation committee is or has been one of our officers or employees or has had any related party relationship that is required to be disclosed in this proxy statement. In addition, none of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Code of Conduct

We have adopted a Code of Conduct that applies to all employees, including executive officers and directors. A copy of our code was filed as Exhibit 6.14 to our Regulation A Offering Statement on Form 1A/A filed on October 18, 2016. In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or NASDAQ rules, we will disclose such amendment or waiver and the reasons for such amendment or waiver as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. The directors, executive officers and persons who own more than 10% of our outstanding common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations require us to identify in our Annual Report on Form 10-K anyone who failed to file, on a timely basis, reports that were due during the most recent fiscal year or, in certain cases, prior years. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2017.

11

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended August 31, 2017. Mr. White, Mr. Higgins and Mr. Mark Absher, who are members of our board of directors, have been omitted from this table since they were not members of our board of directors during the fiscal year ended August 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)[1,2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Scott W. Absher	$0			$0			$0	$0
Kenneth W. Weaver	$8,000	$200,000	(3)	$0				$208,000

___________________

1

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during the fiscal year ended August 31, 2017, calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation. The fair value of stock option awards for the directors at grant date, using the assumptions noted on page 21, below, is $1.14 per share.

2	The following are the aggregate number of option awards outstanding held by each of the directors as of August 31, 2017: Mr. Absher - 50,000; Mr. Weaver – 0.

3

Reflects the award of 25,000 shares on March 16, 2017, through the ShiftPixy, Inc. 2017 Stock Option / Stock Issuance Plan (the “Plan”) at an assumed fair market value at the time of issuance of $4.00 per share. The shares in connection with such issuance were deemed to have been purchased and immediately vested on June 5, 2017, as a consequence of Mr. Weaver’s continued service as director through that date. An additional 25,000 shares were also committed on March 16, 2017, to issue through the Plan to Mr. Weaver, at an assumed fair market value of $4.00 per share and deemed to have been purchased and immediately vested on December 5, 2017, as a consequence of Mr. Weaver’s continued service as director through that date.

Discussion of Director Compensation

Pursuant to the terms of our Director Agreements for our independent directors, each non-employee director receives a $5,000 monthly retainer, plus a monthly retainer of $2,000 for committee participation, and the chairman of our Audit Committee receives an additional monthly retainer of $500, the chairman of our Compensation Committee receives an additional monthly retainer of $250, and the chairman of our Nominations Committee also receives an additional monthly retainer of $250. Independent directors also receive a stock award having a value of approximately $75,000 at the time of issuance, vesting ½ following six months of service and ½ at one year of service during the applicable year. Directors who are also our employees do not receive separate compensation for their services as a director. Mr. Absher was not paid any compensation as director for the years ended August 31, 2017, or 2016, and we have no agreement to pay Mr. Absher any separate compensation for acting as a director. Non-Director Compensation to Mr. Absher is set forth in the “Summary Compensation Table for Fiscal Years 2017 and 2016” on page 19, below. The compensation of the Directors and Executive Officers is subject to future adjustments, as determined by the Compensation Committee pursuant to the terms of its charter.

12

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy endeavors to align the interests of our executive officers with those of our stockholders and induce our executive officers to remain in our employ. We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities; and

•	making periodic grants of restricted stock and/or stock options.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives. We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program. We believe this flexibility is critical to retaining key executives.

Our compensation committee operates under a written charter adopted by our board of directors. Our compensation committee has several duties and responsibilities, including the following:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

•	reviewing and assessing the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

•	preparing the compensation committee reports required by SEC rules.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.shiftpixy.com.

13

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our “named executive officers.” Our named executive officers for fiscal year 2017 consisted of our Chief Executive Officer, Mr. Scott W. Absher, and our Chief Financial Officer for that period, Mr. Stephen P. DeSantis. On September 29, 2017, Mr. DeSantis tendered his resignation as chief financial officer, with his resignation taking effect on October 20, 2017. Mr. Patrice Launay was named as our Chief Financial Officer as of January 24, 2018.

Employment Agreements

We have an employment agreement with our Chief Financial Officer, Patrice Launay. Pursuant to his employment agreement, effective January 24, 2018, Mr. Launay agreed to serve in the role as Chief Financial Officer. Mr. Launay’s base salary was agreed to be set at $240,000 per year. As an employee of the Company, Mr. Launay has the right to participate in the Company’s 401(k) plan, as well as the medical and life insurance programs offered by our Company. In addition, Mr. Launay will participate in the Company’s stock option plan.

We believe that employment agreements are necessary to attract and retain executives in light of all relevant factors, which include each officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions. Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation. Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals. We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary and long-term incentives in the form of restricted stock and/or stock options. We also provide our named executive officers with minimal perquisites and personal benefits. In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. Due to the relatively small size of our industry and the limited number of public competitors, we have not yet engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally believed to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise, and we have retained a compensation consulting firm to assist us in review and development of compensation of our executive officers.

14

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards. These awards provide incentives for our named executive officers to remain with us over the long term and gives the compensation committee additional flexibility to reward superior performance by our named executive officers. We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We utilize a single equity incentive plan for our long-term incentive compensation, the ShiftPixy, Inc. 2017 Stock Option and Stock Issuance Plan. One of the goals of the issuance of stock options under the Plan is to incentivize efforts to increase the Company’s stock price over the long-term.

Under the named executive officer’s employment agreement, the named executive was granted stock options in accordance with our Company’s Stock Option Grant Policy, which awards stock options to employees, based on their salary level, on the first of the month following 60 days of employment. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option will vest over a period of time as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service.

The compensation committee does not have any current plans to make additional specific grants of stock options or restricted stock to our named executive officers, except as is consistent with our Stock Option Grant Policy. However, the compensation committee may in the future grant additional equity awards to our named executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team in order to more closely align management’s interest with the interests of our stockholders, and, although not part of the Stock Option Grant Policy, it is anticipated that the compensation committee will recommend that awards be made to employees (including executive officers) each year on the anniversary of their initial grant in amounts comparable to their initial grants.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel. Such perquisites include executive health insurance and matching contributions to our 401(k) plan.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders. The long-term incentive compensation arrangement discussed above is intended to align the beneficial ownership interests of our named executive officers with our compensation committee’s ownership level expectations.

Accounting for Stock-Based Compensation

Stock-based compensation expense is computed in accordance with accounting rules that are a part of GAAP as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.

15

Risk Considerations in our Compensation Program

The compensation committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a combination of both fixed (salary) and variable (stock options) incentive compensation.

•

The variable portions of compensation are designed to reward longer term performance. We believe this lessens any incentive for short-term risk taking that could be detrimental to our company’s long-term best interests.

Summary Compensation Table for Fiscal Years 2017 and 2016

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers, which consists of our principal executive officer and our only other executive officer who occupied an executive officer position during fiscal year 2017 and 2016 by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for fiscal years ended August 31, 2017, and August 31, 2016, respectively.

Name	Title	Year	Salary		Bonus	Stock awards	Option awards		Non equity incentive plan compensation	Non qualified deferred compensation and all other compensation	Total compensation

Scott W. Absher	CEO/COO	2017	$640,625(	1)	0	0	57,000(	2)	0	0	$697,625
	CEO/COO CFO	2016	$252,250(	3)	0	0	0(	4)	0	0	252,250

Stephen P. DeSantis	CFO	2017	$100,000(	5)	0	0	57,000(	2)			$157,000

_________

(1)	Mr. Absher’s salary was increased to $750,000 per year, beginning in December of 2016.

(2)

Awarded as an employee under the ShiftPixy, Inc. 2017 Stock Option / Stock Issuance Plan (the “Plan”). See the discussion under "Stock Plans," below for more details regarding the Plan and the vesting periods applicable to such options. The options were issued at an exercise price of $4.00 per share, estimated to have been the fair market value price per share at the time of the award. The fair value of stock option awards for the executive officers at grant date, using the assumptions noted on page 21 below, is $1.14 per share.

(3)	Consists of an aggregate of $96,000 of Consulting fees paid until April 30, 2016 plus $156,250 in salary for the remainder of fiscal year 2016 until August 31, 2016.

(4)

Amended and Restated Option granted effective prior to end of fiscal year 2016 provided an option for voting rights, was totally illiquid and was not convertible into common stock of the Company. Accordingly, the option was recorded as having zero fair value as compensation. See “Description of Securities - Options.”

(5)	Reflects a salary of $200,000 per year, initiated in March of 2017 and continuing through August 31, 2017. Mr. DeSantis’ salary was increased to $250,000 effective September 1, 2017.

16

We had a consulting agreement, which ended in April 2016, with Mr. Scott Absher’s company, Struxurety, to pay a $12,000 monthly retainer from ShiftPixy for Mr. Absher’s role in the early stage work completed for ShiftPixy. We made an oral agreement with Mr. Absher effective May 1, 2016, to pay Mr. Absher $31,250 per month, payable biweekly. This agreement was in effect for Mr. Absher until March 2017, at which time Mr. Absher’s salary was increased to $750,000 per year.

Mr. Absher signed a waiver and release for all amounts not paid (a sum of $24,000) under his consulting agreement, which was in effect for the period from inception (June 3, 2015) to the end of his consulting agreement in April 2016.

We entered into an agreement with Mr. Stephen DeSantis to serve as the Company’s CFO effective March 1, 2017. Mr. DeSantis' salary was agreed to be set at $200,000 per year, provided, however, that the Company increased Mr. DeSantis’ salary in September 2017 to $250,000. On September 29, 2017, Mr. DeSantis tendered his resignation as Chief Financial Officer, with his resignation taking effect on October 20, 2017.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code. In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan immediately upon hire. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code. We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

Grants of Plan-Based Awards during Fiscal Year 2017

The following table sets forth information with respect to grants of plan-based awards in fiscal 2017, including cash awards and equity awards.

Name	Grant Date	Estimated future payouts under non-equity incentive plan	Estimate future payouts under equity incentive awards	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of shares of stock or units (#)	Exercise of base price of option awards ($/Sh)	Grant date fair value of stock option awards (1)
Scott W. Absher	March 15, 2017	$0.00	$0.00	$0.00	50,000	$4.00/share	$57,000
Stephen P. DeSantis	March 15, 2017	$0.00	$0.00	$0.00	50,000	$4.00/share	$57,000

_____________

(1)	The fair value of stock option awards for the executive officers at grant date, using the assumptions noted below, is $1.14 per share.

17

The Company granted options to purchase an aggregate total of 920,000 shares of common stock during the year ended August 31, 2017, of which 100,000 shares were granted to executive officers.

The weighted average estimated fair value of all stock options granted in FY 2017 was $1.41 per share. Such fair values were estimated using the Black-Scholes stock option pricing model and the following weighted average assumptions.

2017
Expected life	4.0 years
Estimated volatility	37.03% - 44.74%
Risk-free interest rate	1.86% - 2.02%
Dividends	-

Stock option activity during the year ended August 31, 2017, is summarized as follows:

	Options Outstanding	Weighted Average Exercise Price
Options outstanding at August 31, 2016	-	$-
Exercised	-	$-
Granted	920,000	4.42
Forfeited	(130,000)	$4.26
Expired
Options outstanding at August 31, 2017	790,000	$4.44

Employment Agreements

Stephen P. DeSantis. Pursuant to his employment agreement effective March 1, 2017, Mr. DeSantis agreed to serve as Chief Financial Officer. Mr. DeSantis’ salary was agreed to be set at $200,000 per year, provided, however, that the Company increased Mr. DeSantis’ salary in September 2017 to $250,000. Mr. DeSantis held the right to participate in the Company’s 401(k) plan, as well as the medical and life insurance programs offered by our Company. On September 29, 2017, Mr. DeSantis tendered his resignation as Chief Financial Officer, with his resignation taking effect on October 20, 2017.

Stock Plans

Stock Option / Stock Issuance Plan. In March 2017, the Company adopted the 2017 Stock Option / Stock Issuance Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options, non-qualified stock options and stock. The Company has reserved a total of 10,000,000 shares of common stock for issuance under the Plan. Of these shares, as of August 31, 2017, approximately 920,000 options and 100,000 shares have been designated by the Board of Directors for issuance and approximately 130,000 of the options have been forfeited and returned to the option pool under the Plan as a consequence of employment terminations. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option will vest over a period of time as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Accordingly, no persons awarded options has vested ownership of shares underlying the options for at least 60 days from the date of this Report. The issuance of shares under the Plan vest according to terms established for such issuance by the Plan Administrator.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of August 31, 2017.

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Preferred Stock

In September 2016, the Company issued options to purchase preferred stock at $0.0001 per share. The number of options is equal to the lesser of (a) the number of shares of common stock held by such Shareholder on September 28, 2016, or (b) the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option. Preferred Stockholders can elect a majority of the directors on the board of directors of the Company, but the preferred stock does not include any rights to dividends, conversion to shares of common stock, or preference upon liquidation of the Company. The Option is exercisable only upon the acquisition of a 20% or greater voting interest in the Company by a party other than the founding shareholders, or prior to any proposed merger, consolidation (in which the Company common stock is changed or exchanged) or sale of at least 50% of the Company’s assets or earning power (other than a reincorporation). The right to exercise the Option terminates on December 31, 2023.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END AUGUST 31, 2017

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott W. Absher	12,500,000	0	0	$0.0001	December 31, 2023	0	$0.00(	1)	0	0

___________

(1)

Amended and restated option granted effective prior to end of fiscal year 2016 provided an option for voting rights, was totally illiquid and was not convertible into common stock of the Company. Accordingly, the option was recorded in this table as having zero fair market value.

Option Exercises and Stock Vested during Fiscal Year 2017

The following table provides certain information concerning the option exercises and stock awards vested for each named executive officer during the fiscal year ended August 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Scott W. Absher	-	-	-	-
Stephen P. DeSantis	-	-	-	-

___________

1	Amount is calculated by using the closing market price of our common stock as reported on NASDAQ on the date of exercise less the exercise price.

Change in Control Agreements

None.

19

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party. The audit committee reviews and considers such transactions on a case-by-case basis in light of all facts and circumstances and does not use any prescribed criteria for approving or rejecting any proposed transaction or relationship.

For the fiscal year ended August 31, 2017, there were no transactions with related persons required to be disclosed in this proxy statement, except as noted below.

We had a consulting agreement, which ended in April 2016, with Mr. Scott Absher’s company, Struxurety, to pay a $12,000 monthly retainer from ShiftPixy for Mr. Absher’s role in the early stage work completed for ShiftPixy. We made an oral agreement with Mr. Absher effective May 1, 2016, to pay Mr. Absher $31,250 per month, payable biweekly. This agreement was in effect for Mr. Absher until March 2017, at which time Mr. Absher’s salary was increased to $750,000 per year.

Mr. Absher signed a waiver and release for all amounts not paid (a sum of $24,000) under his consulting agreement, which was in effect for the period from inception (June 3, 2015) to the end of his consulting agreement in April 2016.

In December 2016, we entered into a Business Consulting Agreement with Mr. J. Stephen Holmes, a principal shareholder, whereunder he agreed to develop sales channels and sales networks for ShiftPixy, Inc., and to provide consulting regarding sales, sales training, sales materials, sales processes, Affordable Care Act compliance and worker’s compensation insurance coverage. For his compensation under the agreement, Mr. Holmes is to receive $12,000 per month, and in addition thereto, “an override equal to 20% of the ‘Administrative Fees,’ in excess of $720,000, charged to and collected from clients and specifically denominated as such (and then annualized), and such override shall be payable monthly. Provided, however, that, except as otherwise agreed by the parties, at no time shall Contractor’s total compensation payable under the Agreement either (a) exceed an amount equal to the salary paid to ShiftPixy’s CEO, or (b) be less than $40,000 per month.” Mr. Holmes’ sales activities under the agreement have caused his compensation to attain the level of $360,000 for the fiscal year ended August 31, 2017. Prior to December of 2016, Mr. Holmes was an employee of the Company and paid a salary. For fiscal year ending August 31, 2018, and thru the period ending January 31, 2018, Mr. Holmes has been paid the sum of $280,000 under the agreement.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the fiscal year ended August 31, 2017, the audit committee met five times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Squar Milner LLP. In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended August 31, 2017, and the audit committee members conducted various conferences with management and Squar Milner LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K. Our audit committee also met with Squar Milner LLP to discuss the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, prior to filing our annual report on Form 10-K.

In addition, the audit committee has received from Squar Milner LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Squar Milner LLP’s communications with the audit committee concerning independence and has discussed with Squar Milner LLP its independence in connection with its audit of our financial statements for the fiscal year ended August 31, 2017. Since we did not use any non-audit services of Squar Milner LLP during the fiscal year ended August 31, 2017, our audit committee was not required to consider whether Squar Milner LLP’s provision of non-audit services to us would be compatible with maintaining such firm’s independence with respect to us or whether the provision of certain non-audit services would be consistent with and compatible with Squar Milner LLP’s maintaining its independence.

Kenneth W. Weaver, Chairman

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COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Kenneth W. Weaver, Chairman (as of August 31, 2017)

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2017, as filed with the SEC, is available to stockholders who make a written request for such report to our Secretary at our offices, 1 Venture, Suite 150, Irvine, CA 92618. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. Our Annual Report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.shiftpixy.com under the “SEC Filings” section, which is under the “Financial Information” section, which is in the “Investor Information” section.

STOCKHOLDER PROPOSALS

Inasmuch as the 2018 annual meeting is the first annual meeting following the initial public offering of our common stock, a stockholder’s proposal for matters to be addressed at the 2018 Annual Meeting shall be timely if delivered to the Secretary not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made pursuant to the filing of a Current Report on Form 8-K on February 22, 2018. All such proposals must be received by our Secretary at our offices, 1 Venture, Suite 150, Irvine, CA 92618 by the close of business on Monday, March 5, 2018.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 1, 2018, to our Secretary at our offices, 1 Venture, Suite 150, Irvine, CA 92168. In order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary, which must be received between November 1, 2018, and December 1, 2018; provided that if the date of that annual meeting is more than 30 days before or after April 13, 2018, notice must be received not later than the 70th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the 2019 annual meeting date is first made.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

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VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

* SPECIMEN *

1 MAIN STREET

ANYWHERE PA 99999-9999

ShiftPixy, Inc.

1 Venture

Suite 150

Irvine, California 92618

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting to be Held April 13, 2018

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before March 30, 2018, to facilitate a timely delivery.

ACCESSING YOUR PROXY MATERIALS ONLINE

The following Proxy Materials are available to you to review at: http://xbrlfinancialwidget.com/?CIKNum=0001675634

•	The Company's 2017 Proxy Statement (including all attachments thereto)
•	The Company's 2017 Annual Report
•	Proxy Card

ONLINE VOTING

To vote your proxy electronically, please go to www.vstocktransfer.com/proxy.

You must reference your

12-digit control number listed below.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

Have this notice available when you request a paper copy of the proxy materials:

By telephone please call (toll free) 1-855-987-8625,

or

By email at: vote@vstocktransfer.com

Please include the company name and your account number in the subject line.

Control # ______________________

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VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. Voting will be open until 11:59 pm (ET) on April 12, 2018.

CONTROL #: ________________________

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE BY MAIL

Mark, sign and date your proxy and return it in the envelope we have provided to 18 Lafayette Place, Woodmere, NY 11598.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on April 13, 2018 at 9:00 a.m. Local Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders - ShiftPixy, Inc.

DETACH CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

(1)	Election of Directors:

☐	VOTE FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01	Scott W. Absher	02	Kenneth W. Weaver	03	Whitney J. White

04	Sean C. Higgins	05	Mark A. Absher

(2)	To approve an advisory resolution regarding the Company's compensation of its named executive officers;

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(3)	To ratify the selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2018.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date:	Signature:	Signature, if held jointly

__________________________	____________________________	___________________________

To change the address on your account, please check the box at right and indicate your new address.	☐

* SPECIMEN *

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Annual Meeting of Stockholders

April 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on April 13, 2018

The 2017 Annual Report, the Proxy Statement and proxy card of ShiftPixy, Inc. are available at http://xbrlfinancialwidget.com/?CIKNum=0001675634

SHIFTPIXY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the Annual Meeting of Stockholders called for Friday, April 13, 2018

The undersigned stockholder(s) of ShiftPixy, Inc., a Wyoming corporation, hereby appoints Scott W. Absher and Mark A. Absher, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of ShiftPixy, Inc., to be held on April 13, 2018, at 9:00 a.m. local time at the Company’s principal executive office, 1 Venture, Suite 150, Irvine, CA 92618, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted “FOR” all the director nominees, “FOR” the approval of an advisory resolution regarding the Company’s compensation of its named executive officers, and “FOR” the ratification of Marcum LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2018.

Please check here if you plan to attend the Annual Meeting of Stockholders on April 13, 2018 at 9:00 a.m. local time. 

(Continued and to be signed on Reverse Side)

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